Exhibit 5.1

[Calfee, Halter & Griswold LLP Letterhead]

July 15, 2014

The J. M. Smucker Company

One Strawberry Lane

Orrville, Ohio 44667-0280

We have acted as counsel for The J. M. Smucker Company (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the shelf registration for possible offer and sale from time to time of an indeterminate amount of the following securities (collectively, the “Securities”):

(i) debt securities of the Company (the “Debt Securities”);

(ii) guarantees relating to the Debt Securities (the “Guarantees”) of J.M. Smucker LLC and The Folgers Coffee Company (collectively, the “Registrant Guarantors”);

(iii) common shares, without par value, of the Company (the “Common Shares”), including the associated rights (each, a “Right”) to purchase Common Shares, which are attached to all Common Shares pursuant to the Rights Agreement dated as of May 20, 2009 (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”);

(iv) serial preferred shares, without par value, of the Company (the “Preferred Shares”); and

(v) warrants to purchase Debt Securities, Common Shares or Preferred Shares (collectively, the “Warrants”).

The Securities may be offered separately or as part of units with other Securities (“Units”), in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities and any Guarantees relating thereto may be issued pursuant to the indenture, dated as of October 18, 2011 (the “Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Warrants are to be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into by the Company and one or more warrant agents to be named by the Company.

The J. M. Smucker Company

July 15, 2014

We have examined or are otherwise familiar with the Articles of Incorporation, as amended, of the Company, the Regulations, as amended, of the Company, the similar organizational documents of the Registrant Guarantors, the Registration Statement, the Rights Agreement, such records of the corporate action taken and to be taken in connection with the issuance of the Securities as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

(i) (a) the Common Shares, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and non-assessable, and (b) the Rights attached to such Common Shares will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(ii) the Preferred Shares, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and non-assessable;

(iii) the Debt Securities, when authorized and sold as contemplated in the Registration Statement, the Indenture and the underwriting agreement applicable thereto, will be validly issued by the Company and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

(iv) the Guarantees, when authorized and sold as contemplated in the Registration Statement, the Indenture and the underwriting agreement applicable thereto, will be validly issued by the Registrant Guarantors and will constitute valid and legally binding obligations of the Registrant Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;

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July 15, 2014

(v) the Warrants, when authorized and sold as contemplated in the Registration Statement and the Warrant Agreement applicable thereto, will be validly issued by the Company; and

(vi) the Units, when authorized and sold as contemplated in the Registration Statement and the underwriting agreement applicable thereto, will be validly issued by the Company and will be fully paid and non-assessable.

The foregoing opinions assume that, at the time of the authentication or delivery of the Securities, (i) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (ii) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper actions of the Board of Directors of the Company, a duly authorized committee thereof or, with regard to the Guarantees, by proper actions of the Board of Directors, a duly authorized committee thereof, or the sole member, as the case may be, of the Registrant Guarantors, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the Registrant Guarantors, as the case may be; (iii) one or more Prospectuses will be prepared and filed with the Commission describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and delivered against payment of valid consideration therefor and in accordance with the terms of the applicable resolutions of the Board of Directors of the Company, a duly authorized committee thereof or, with regard to the Guarantees, in accordance with applicable resolutions of the Board of Directors, a duly authorized committee thereof, or the sole member, as the case may be, of the Registrant Guarantors, authorizing such sale and any applicable underwriting agreement and in the manner contemplated in the Registration Statement and the applicable Prospectuses; (v) the Indenture applicable to any issuance of Debt Securities and any Guarantees relating thereto shall have been duly authorized, executed and delivered by the Company, the Registrant Guarantors and the Trustee, and shall contain such terms as shall have been authorized by the Board of Directors of the Company or a duly authorized committee thereof in respect of the Debt Securities, and by the Board of Directors, a duly authorized committee thereof, or the sole member, as the case may be, of the Registrant Guarantors in respect of the Guarantees; (vi) the Indenture applicable to any issuance of Debt Securities and any Guarantees relating thereto is duly qualified under the Trust Indenture Act and will continue to be so qualified, and the Trustee will be duly eligible to serve as trustee; (vii) any Debt Securities will be duly authenticated by the Trustee; (viii) any Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Company; (ix) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (x) with respect to Common Shares or Preferred Shares offered and Common Shares or Preferred

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July 15, 2014

Shares issuable upon conversion of any Security, there will be sufficient Common Shares or Preferred Shares authorized under the Articles of Incorporation of the Company, as restated and/or amended, and not otherwise reserved for issuance; and (xi) the Company will be validly existing as a corporation and in good standing under the laws of the State of Ohio. We also have assumed the Rights Agreement is the valid and legally binding obligation of the Rights Agent thereunder.

In addition, with respect to our opinion set forth regarding the Rights, (i) we do not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) we assume that the members of the Board of Directors acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement, and (iii) we address the Rights and the Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of the Rights Agreement or of any of the Rights issued thereunder would result in invalidating such Rights Agreement or Rights in their entirety.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) or the Board of Directors (or any committee thereof acting pursuant to authority properly delegated to such committee by such Board of Directors) or the sole member, as the case may be, of any Registrant Guarantor shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the Federal Law of the United States of America, the laws of the State of Ohio and the General Corporation Law of the State of Delaware. We express no opinion as to the effect or applicability of the laws of any other jurisdiction except to the extent hereinafter set forth. Further, we note that the Indenture under which the Debt Securities may be issued and the Guarantees relating thereto is governed by the laws of the State of New York. Accordingly, in rendering the opinions expressed in numbered paragraphs (iii) and (iv) above with respect to the Debt Securities and the Guarantees relating thereto, to the extent that the laws of the State of New York govern the matters as to which such opinions are expressed, we have relied upon the opinion of Harter Secrest & Emery LLP. In addition, in rendering the opinion set forth in numbered paragraphs (iii) and (iv), we express no opinion as to (i) the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge, (ii) whether the exercise of a remedy limits or precludes the exercise of another remedy, (iii) the right to intervene in any legal proceeding pursuant to the

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July 15, 2014

Indenture, (iv) the extent that any delay contemplated by the Indenture exceeds the applicable statute of limitations, or (iv) any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, willful conduct, or violations of securities laws.

We consent to the filing of this opinion with the Registration Statement and to the use of our name therein under the caption “Legal Matters.” Such consent, however, is not an admission that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP

CALFEE, HALTER & GRISWOLD LLP